SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 25, 2006

SIMMONS COMPANY (Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221
(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800, Atlanta, Georgia	30328-6188
(Address of Principal Executive Offices)	(Zip Code)

(770) 512-7700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Simmons Bedding Company (“Simmons Bedding”), the indirect subsidiary of Simmons Company, entered into its second amended and restated credit and guaranty agreement (“New Senior Credit Agreement”) which amends and restates its existing senior credit agreement in its entirety. The New Senior Credit Agreement refinances Simmons Bedding’s $350.0 million tranche C term loan made under the existing senior credit agreement and Simmons Bedding’s $140.0 million senior unsecured term loan with a $492.0 million tranche D term loan made under the New Senior Credit Agreement.

The New Senior Credit Agreement provides for a $75.0 million revolving credit facility and a $492.0 million tranche D term loan facility. The revolving credit facility will expire on the earlier of (a) December 19, 2009 or (b) as revolving credit commitments under the facility terminate. Simmons Bedding will incur a commitment fee of 0.5% per annum on the unused portion of its revolving credit facility.

The tranche D term loan has mandatory quarterly principal payments of $1.2 million from June 30, 2006 through December 31, 2010 and mandatory quarterly principal payments of $117.2 million from March 31, 2011 through maturity on December 19, 2011. Depending on Simmons Bedding’s leverage ratio, Simmons Bedding may be required to prepay a portion of the tranche D term loan with up to 50% of Simmons Bedding’s excess cash flows (as defined in the New Senior Credit Agreement) from each fiscal year.

The New Senior Credit Agreement bears interest at Simmons Bedding’s choice of the Eurodollar Rate or Base Rate (both as defined), plus the applicable interest rate margins as follows:

	Eurodollar Rate	Base Rate
Revolving loan	2.50%	1.50%
Tranche D term loan	2.25%	1.25%

The revolving loan applicable interest margins for both Eurodollar Rate loans and Base Rate loans will be reduced based upon Simmons Bedding’s leverage ratio. The tranche D term loan applicable interest margins for Eurodollar Rate loans will be reduced to 2.00% based upon Simmons Bedding having a leverage ratio of 4.50:1.00 or Simmons Bedding achieving a rating of B1 or better by Moody’s.

The New Senior Credit Agreement requires Simmons Bedding to maintain certain financial ratios, including cash interest coverage and total leverage ratios. The New Senior Credit Agreement also contains covenants, which among other things, limit capital expenditures, the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, mergers and consolidations, prepayment of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements.

The New Senior Credit Agreement is furnished as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
	10.1.	Second Amended and Restated Credit and Guaranty Agreement dated May 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SIMMONS COMPANY

By:  /s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date: May 31, 2006

Exhibit Index

Exhibit Number	Exhibit Name
10.1	Second Amended and Restated Credit and Guaranty Agreement dated May 25, 2006